Exhibit 99.2

EXECUTION COPY

SERIES C SUPPLEMENTAL SHAREHOLDERS AGREEMENT

DATED AS OF OCTOBER 11, 2005

By and Among

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

AND

HOLDERS OF COMMON STOCK AND SERIES A PREFERRED STOCK

AS LISTED ON SCHEDULE A HERETO

SERIES C SUPPLEMENTAL SHAREHOLDERS AGREEMENT

This SERIES C SUPPLEMENTAL SHAREHOLDERS AGREEMENT (this “Agreement”), dated as of October 11, 2005, is made and entered into by and among Inland Western Retail Real Estate Trust, Inc. (“Inland”), the holders of common stock, par value $1.00 per share (the “Common Stock”), of Minto Builders (Florida), Inc., a Florida corporation (the “Company”) listed on Schedule A hereto (the “Common Stock Holders”) and the holders of 3.5% Series A redeemable preferred stock, par value $0.01 per share, of the Company (the “Series A Preferred Stock”) listed on Schedule A hereto (the “Series A Holders”).  The parties hereto and any other person who shall hereafter acquire shares of Capital Stock (as defined below) or other voting securities of the Company pursuant to the provisions of and subject to this Agreement or the Purchase Agreement, dated as of the date hereof, by and among the Company and Inland, are sometimes referred to individually as a “Holder” and collectively as “Holders.”

WHEREAS, the Company has entered into a Series C Preferred Stock Subscription Agreement, dated as of the date hereof (the “Purchase Agreement”), with Inland pursuant to which the Company has agreed to issue and sell in several tranches, and Inland has agreed to purchase, for $1,276 per share, up to 920,000 shares of 7% Series C Junior Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company (the “Series C Preferred Stock”) for an aggregate purchase price of up to $1,173,920,000 (the “Transaction”);

WHEREAS, prior to the Transaction, Minto (Delaware), LLC, a Delaware limited liability company (“Minto Delaware”), owns 23,000 shares of Common Stock and 207,000 shares of Series A Preferred Stock;

WHEREAS, as a result of the Transaction, if fully subscribed, Inland may hold securities with up to 80% of the value of the Company; and

WHEREAS, the parties desire to provide herein for certain matters relating to the transfer of Capital Stock of the Company.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

For all purposes of this Agreement, the following terms shall have the meanings set forth in this Article I:

“Agreement” has the meaning specified in the introductory paragraph to this Agreement.

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with the Person specified and with respect to Inland, the term “Affiliate” shall include any member of the Inland Group.  For purposes of this definition, control of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Arbitrated Claim” has the meaning specified in Section 4.13.

“Arbitration Answer” has the meaning specified in Section 4.13(c).

“Arbitration Claimants” has the meaning specified in Section 4.13(c).

“Arbitration Demand” has the meaning specified in Section 4.13(c).

“Arbitration Reply” has the meaning specified in Section 4.13(c).

“Arbitration Respondents” has the meaning specified in Section 4.13(c).

“Board” means the Board of Directors of the Company.

“Bona Fide Offer” means any offer, in writing, to purchase shares of Capital Stock for cash, setting forth a specific purchase price and a closing date of no more than sixty (60) days therefrom which is fully financed and not subject to any material conditions.

“Business Day” means each day other than a Saturday, a Sunday or any other day on which banking institutions in the State of Illinois or in the Province of Ontario are authorized or obligated by law or executive order to be closed.

“Capital Stock” means the Common Stock, the Series A Preferred Stock and the Series C Preferred Stock.

“Closing” means the closing on October 11, 2005 of the Purchase Agreement.

“Common Stock” has the meaning specified in the introductory paragraph to this Agreement.

“Common Stock Holders” has the meaning specified in the introductory paragraph to this Agreement.

“Company” has the meaning specified in the introductory paragraph to this Agreement.

“Holder” or “Holders” has the meaning specified in the introductory paragraph to this Agreement.

“Inland” has the meaning specified in the introductory paragraph to this Agreement.

“Inland Group” means The Inland Group, Inc., a Delaware corporation, and any direct or indirect wholly-owned subsidiary.

“Minto Delaware has the meaning specified in the Recitals to this Agreement.

“Offeree Notice” has the meaning specified in Section 2.2(b) of this Agreement.

“Offerees” has the meaning specified in Section 2.2(a) of this Agreement.

“Offeror” has the meaning specified in Section 2.2(a) of this Agreement.

“Offering Holder” has the meaning specified in Section 2.2(a) of this Agreement.

“Permitted Transferee” means, with respect to any Holder, (i) the Company or (ii) any Affiliate of such Holder.

“Person” means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, limited liability company, joint stock company, and any government, governmental department or agency or political subdivision thereof or any other entity.

“Purchase Agreement” has the meaning specified in the Recitals of this Agreement.

“Series A Holders” has the meaning specified in the introductory paragraph to this Agreement.

“Series A Preferred Stock” has the meaning specified in the introductory paragraph to this Agreement.

“Series C Preferred Stock’ has the meaning specified in the Recitals to this Agreement.

“Sponsored Entity” means an entity sponsored by Inland Real Estate Investment Corporation, a Delaware corporation, that is (i) a REIT which is a reporting company under the Securities Exchange Act of 1934, as amended, that will not impair the Company’s ability to satisfy the “five or fewer” rule under Sections 856 and 542(a)(2) of the Internal Revenue Code of 1986, as amended, or (ii) is reasonably approved by the Series A Holders.

“Third Party” means any Person other than the Company, any Holder and any of their respective Affiliates.

“Transaction” has the meaning specified in the Recitals of this Agreement.

“Transfer” means any direct or indirect sale, assignment, mortgage, transfer, pledge, gift, hypothecation or other disposition or transfer of, or any act creating a trust (voting or otherwise) with respect to, capital stock or other voting securities of the Company.

“Transfer Notice” has the meaning specified in Section 2.2(a) of this Agreement.

“Transfer Offer” has the meaning specified in Section 2.2(a) of this Agreement.

“Transfer Stock” has the meaning specified in Section 2.2(a) of this Agreement.

ARTICLE II

TRANSFERS

SECTION 2.1.                       Transfer Restrictions.  Until the seventh anniversary of the Closing, Inland shall not Transfer any Series C Preferred Stock, without the prior written consent of a majority in interest of the Series A Preferred Stock, which consent shall not be unreasonably withheld; provided, however, that Inland may Transfer its Series C Preferred Stock to a Sponsored Entity without obtaining the consent of the Series A Holders; provided, further, that Inland or a Sponsored Entity may pledge its Series C Preferred Stock without obtaining the consent of the Series A Holders if the pledge is made to a lender in which the applicable indebtedness is secured by property of the Company and the lender requires the pledge of the Series C Preferred Stock as additional collateral.

SECTION 2.2.                       Right of First Refusal

(a)                                  If, at any time during the term of this Agreement but subject to Section 2.1, Inland receives a Bona Fide Offer to purchase Series C Preferred Shares then owned by Inland (the “Transfer

Stock”), which Inland wishes to accept (a “Transfer Offer”) from any Third Party or any other Holder who is not a Permitted Transferee (the “Offeror”), then Inland shall provide a written notice (the “Transfer Notice”) of such Transfer Offer to Minto Delaware stating (A) Inland’s intention to Transfer all or a portion of its Series C Preferred Stock pursuant to the Bona Fide Offer, (B) the number of shares of Series C Preferred Shares that Inland proposes to Transfer (C) the name and address of the proposed transferee and (D) the offered purchase price per share of the Transfer Stock and the manner of payment thereof.  The Transfer Notice shall be accompanied by a copy of the Bona Fide Offer, which shall be in writing and signed by the proposed transferee.

(b)                                 Minto Delaware shall have the right and option, within 60 days after the date the Transfer Notice is received by Minto Delaware, to accept irrevocably such offer, as to all but not less than all shares of Transfer Stock.  If Minto Delaware desires to exercise such option, Minto Delaware shall provide Inland with written notice in the manner provided in Section 4.4 (the “Offeree Notice”) within such 60 day period.  If Minto Delaware does not provide an Offeree Notice to Inland within such 60 day period, Minto Delaware shall be deemed to have declined to exercise its rights under this Section 10.2.

(c)                                  If Minto Delaware, pursuant to the Offeree Notice, accepts such offer to buy all the shares of Transfer Stock, Inland and Minto Delaware shall close the sale of Transfer Stock within 15 days after receipt of the final Offeree Notice by Inland.  Minto Delaware shall not have the right to acquire such shares of Transfer Stock unless all such shares are being acquired in the aggregate by Minto Delaware pursuant to the provisions of this Section 2.2.

(d)                                 Inland may not assign its rights under Section 2.2 except through a Transfer permitted by Article II.

SECTION 2.3.                       Transfer Mechanics. The closing of the purchase of the Transfer Stock by Minto Delaware if it has exercised the option pursuant to Section 2.2 shall take place pursuant to the time limits set forth in Section 2.2(c).  At such closing, Minto Delaware shall deliver to Inland the appropriate per share cash consideration by wire transfer of immediately available funds (unless otherwise specified in the Transfer Notice provided to Minto Delaware), against delivery of certificates representing the Transfer Stock so purchased duly endorsed.

SECTION 2.4.                       Transfers to Third Parties after Minto Delaware Declines Its Right of First Refusal.  Subject to the provisions of Article II and Section 3.1, if at the end of the 60-day period following the giving of the Transfer Notice, Minto Delaware shall not have accepted the offer contained in the Transfer Notice as to all shares of Transfer Stock covered thereby, Inland shall have 30 days in which to sell the Transfer Stock to the Offeror, at the same price and on the same terms and conditions contained in the Transfer Notice.  No sale may be made to any Offeror unless such Offeror agrees in writing to be bound by the terms and conditions of this Agreement pursuant to the provisions of Article III.  Promptly after any sale pursuant to this Section 2.4, Inland shall notify the Company of the consummation thereof and shall furnish such evidence of the completion (including time of completion) of such sale and of the terms and conditions thereof as the Company may reasonably request.  If, at the end of such 30-day period, Inland has not completed the sale of the Transfer Stock, Inland shall no longer be permitted to sell such shares pursuant to this Section 2.4 without again fully complying with the provisions of this Article II and all the restrictions on Transfer contained in this Agreement shall again be in effect with respect to all of Inland’s Series C Preferred Stock, including the Transfer Stock.

SECTION 2.5.                       Miscellaneous.  If Inland Transfers any shares of Capital Stock to a Permitted Transferee, then for purposes of Article II, any references to Inland shall also include such Permitted Transferee.

ARTICLE III

ADDITIONAL HOLDERS

SECTION 3.1.                       Transferee of Holders.  Inland shall have the right to Transfer Series C Preferred Shares (A) to a Permitted Transferee or (B) in accordance with the provisions of Article II, to any Third Party; in each case only if (i) such Transfer is not in violation of any covenants contained in this Agreement and (ii) prior to such Transfer, such transferee agrees in writing to be bound to the same extent as contemplated with respect to Inland (or the Permitted Transferee(s) thereof) Transferring such Series C Preferred Stock by the terms and conditions of Article II and Article III pursuant to a supplementary agreement reasonably satisfactory in form and substance to the Board.

SECTION 3.2.                       Supplementary Agreement. The supplementary agreement referred to in Section 3.1 shall become effective upon its execution by the Company and the new Holder, and it shall not require the signatures or the consent of the other Holders (or their respective Permitted Transferees).

ARTICLE IV

MISCELLANEOUS

SECTION 4.1.                       Binding Effect.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

SECTION 4.2.                       Recapitalizations, Exchanges Affecting the Common Stock.  The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to the Series C Preferred Stock, to any and all shares of Capital Stock or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Series C Preferred Stock, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.  Upon the occurrence of any of such events, amounts hereunder shall be appropriately adjusted.

SECTION 4.3.                       Amendments.  This Agreement may be amended only by a written instrument signed by each of the parties hereto.

SECTION 4.4.                       Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Company, addressed to:

Minto Holdings (at the address below) and Inland (at the address below)

If to Minto Delaware, addressed to:

c/o Minto Communities, LLC

4400 West Sample Road
Coconut Creek, FL 33073-3450
Attention: President

If to Minto Holdings, addressed to:

Minto Holdings, Inc.
Suite 300
427 Laurier Avenue West
Ottawa, Ontario, Canada
KIR 7Y2
Attention: President

with a copy to:

Clifford Chance US LLP
31 West 52nd Street
New York, NY 10019
Attention: Larry P. Medvinsky
Facsimile: (212) 878-8375

If to Inland, addressed to:

Inland Western Retail Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
Attention: Steven Grimes

with a copy to:

The Inland Group, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
Attention: Robert H. Baum

Shefsky & Froelich Ltd.
111 East Wacker Drive
Suite 2800
Chicago, Illinois 60601
Attention: Michael J. Choate, Esq.
Facsimile: (312) 275-7554

SECTION 4.5.                       Applicable Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF ILLINOIS (WITHOUT GIVING EFFECT TO ANY CONFLICTS OR CHOICE OF LAWS PROVISIONS THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION).

SECTION 4.6.                       Section Headings.  The descriptive headings of sections and paragraphs of this Agreement are inserted for convenience only, and do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 4.7.                       Counterparts.  This Agreement and any amendments hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 4.8.                       Termination.  This Agreement (other than Sections 4.11, 4.12 and 4.13) shall terminate upon the written consent of each of the parties hereto.

SECTION 4.9.                       Entire Agreement.  This Agreement and the other writings and agreements referred to herein or delivered pursuant hereto or contemporaneously herewith which form a part hereof contain the entire understanding of the parties hereto with respect to its subject matter.  This Agreement supersedes and renders null and void all prior agreements and understandings between the parties with respect to the subject matter hereof.

SECTION 4.10.                 Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 4.11.                 Consent to Jurisdiction.  SUBJECT TO THE PROVISIONS OF SECTION 4.13, EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING, WITHOUT LIMITATION, ANY PROCEEDING RELATING TO ANCILLARY MEASURES IN AID OF ARBITRATION, PROVISIONAL REMEDIES AND INTERIM RELIEF, OR ANY PROCEEDING TO ENFORCE ANY ARBITRAL DECISION OR AWARD.

SECTION 4.12.                 Waiver of Right to Jury Trial.  EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 4.13.                 Arbitration.  All disputes arising out of, in connection with, or in any way related to this Agreement among the parties to this Agreement which are not resolved within six (6) months of an Indemnified Party’s sending of a notice of claim with respect thereto (each an “Arbitrated Claim”), shall be resolved by binding arbitration, and each party hereto hereby waives any right it may otherwise have to such a resolution of any Arbitrated Claim by any means other than arbitration pursuant to this Section 4.13.  As a minimum set of rules in the arbitration, the parties agree as follows:

The place of the arbitration shall be Chicago, Illinois.  The arbitration must be held in the English language in accordance with the Streamlined Arbitration Rules and Procedures of JAMS in effect on the date hereof, except as modified by this Agreement.

The arbitration will be held before a single arbitrator selected by the (i) Inland and (ii) Minto Delaware.  If the respective parties in interest cannot agree on an arbitrator within thirty (30) days of the delivery of an Arbitration Demand (as defined below), JAMS will appoint such arbitrator.  The arbitrator will be knowledgeable regarding commercial transactions similar in nature to the transactions contemplated by this Agreement.

Any party or parties initiating arbitration (the “Arbitration Claimants”) will give to the other party or parties (the “Arbitration Respondents”) notice of their intention to arbitrate (the “Arbitration Demand”).  The Arbitration Demand will contain a notice regarding the nature of the claim.  The Arbitration Respondents will file an answering statement (the “Arbitration Answer”) within thirty (30) days after the Arbitration Demand.  The Arbitration Answer will contain a statement setting forth in reasonable detail the Arbitration Respondents’ responses and defenses to the Arbitrated Claim.  If the Arbitration Respondents assert a counterclaim, (i) the Arbitration Respondents shall send it with the Arbitration Answer and such counterclaim must include a statement setting forth in reasonable detail the nature of the counterclaim, the amount involved, if any, and the remedy sought, and (ii) the Arbitration Claimants will file a reply statement (the “Arbitration Reply”) as soon as is reasonably practicable, but in no event later than thirty (30) days, after the counterclaim. The Arbitration Reply will contain a statement setting forth in reasonable detail the Arbitration Claimants’ responses and defenses to the counterclaim.  If no Arbitration Answer or Arbitration Reply is given within the stated time, the claim or the counterclaim will be assumed to be granted.  Failure to file an Arbitration Answer or Arbitration Reply will not operate to delay the arbitration.

Unless the parties to the arbitration agree otherwise, the arbitrator may order depositions only for good cause and each party to the Arbitrated Claim may make such document requests and other discovery (other than depositions) as permitted in accordance with the Streamlined Arbitration Rules and Procedures of JAMS in effect on the date hereof.

The arbitration hearings will be conducted over a period not to exceed thirty (30) days commencing as of the date of the first hearing.  The arbitrator shall make a final decision on the Arbitrated Claim within thirty (30) days of the final hearing.  The arbitrator may make such orders with regard to scheduling, allocation of hearing time, or otherwise as he or she deems appropriate to achieve compliance with these time limitations.  The parties have included the foregoing provisions limiting the scope and extent of the arbitration with the intention of providing for prompt, economic and fair resolution of any dispute submitted to arbitration.

the Arbitration Claimants, on the one hand, and the Arbitration Respondents, on the other, will, as an initial matter, equally bear the costs and fees of the arbitration, if applicable, but the arbitrator shall award such costs in inverse proportion as the Arbitration Claimants, on the one hand, and the Arbitration Respondents, on the other, may prevail on the matters resolved by the arbitrator (based on the variance of their respective proposed Arbitration Demand, Arbitration Answer and/or Arbitration Reply, as applicable, from the determination of the arbitrator), which proportionate allocations shall be determined by the arbitrator at the time the determination of the arbitrator is rendered on the merits of the matters submitted.

The arbitrator shall enter a written award specifying the basis for his or her decision, including findings of fact and conclusions of law, the basis for the Damages award and a breakdown of the Damages awarded, and the basis for any other remedy.  Any party dissatisfied with the award may invoke the JAMS Optional Arbitration Appeal Procedure (based on the rules therefor in effect at the time of this Agreement).  Such JAMS Optional Arbitration Appeal shall be limited to whether there are any erroneous conclusions of law, or any findings of fact not supported by substantial evidence.  The appellate arbitral panel may vacate, modify, correct, or affirm the award in whole or in any part.  The award (as modified, corrected, or affirmed by the appellate arbitral panel, or if no such JAMS appeal is taken, as originally rendered by the arbitrator) will be considered as a final and binding resolution of the disagreement.

Any arbitration proceeding will be conducted on a confidential basis, and any Confidential Information disclosed during any such proceeding will be kept confidential by the parties to such proceeding and by the arbitrator.

The arbitrator’s discretion to fashion remedies hereunder will be no broader or narrower than the legal and equitable remedies available to a court before which such Arbitrated Claim may have been brought but for this Section 4.13, unless the parties expressly state elsewhere in this Agreement that parties will be subject to broader or narrower legal and equitable remedies than would be available under the law governing this Agreement.

The arbitral award will be the exclusive remedy of the parties for all claims, counterclaims, issues or accountings presented or pleaded to the arbitrator.  The award will include interest from the date of the Arbitrated Claim until the award is fully paid, computed at the then-prevailing U.S. prime rate, plus five percent (5%).  Any additional costs, fees or expenses incurred in enforcing the arbitral award (or successfully resisting it) will be borne by the party against which enforcement is sought if such award is successfully enforced (or borne by the party seeking to enforce such award if the resisting party successfully resists its enforcement).  Any party may enforce an arbitral award in any court of competent jurisdiction.

SECTION 4.14.                 No Conflicting Agreement.  Neither the Company nor any Holder will, on or after the date of this Agreement, enter into any agreement with respect to the shares of Capital Stock beneficially owned or held of record by it which conflicts with the provisions hereof.

IN WITNESS WHEREOF, the parties have executed this Supplemental Shareholders Agreement as of the date first above written.

MINTO (DELAWARE), LLC

By:	/s/ J. Eric McKinney
	Name:	J. Eric McKinney
	Title:	Executive Vice President

By:	/s/ Peter Goring
	Name:	Peter Goring
	Title:	Executive Vice President

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Steven P Grimes
	Name:	Steven P. Grimes
	Title:	Principal Financial Officer

SCHEDULE A

Holders of Common Stock

Minto (Delaware), LLC

Holders of Series A Preferred Stock

Minto (Delaware), LLC

i